As filed with the Securities and Exchange Commission on November 16, 2021
Registration No. 333-

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

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LIVEPERSON, INC.
(Exact name of Registrant as specified in its charter)

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Delaware	13-3861628
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
530 7th Avenue, Floor M1
New York, NY 10018
(212) 609-4200
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

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Monica L. Greenberg
Executive Vice President of Public Policy and General Counsel
LivePerson, Inc.
530 7th Avenue, Floor M1
New York, NY 10018
(212) 609-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:
Daniel J. Bursky, Esq.
Mark S. Hayek, Esq.
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
(212) 859-8890

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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	2,414,804	$48.37	$116,804,069.48	$10,827.74

(1)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of common stock as may be issuable with respect to the shares being issued hereunder as a result of a stock split, stock dividend, capitalization or similar event.

(2)
Estimated pursuant to Rule 457(c) under the Securities Act solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices of the registrant’s common stock reported as of November 12, 2021 on the NASDAQ Global Select Market.

PROSPECTUS
LIVEPERSON, INC.

2,414,804 Shares of Common Stock

This prospectus relates to the possible resale from time to time of up to 2,414,804 shares of common stock, $0.001 par value per share (the “common stock”), of LivePerson, Inc. (“LivePerson,” “we,” “us” or the “Company”) by the selling stockholders named herein and certain additional selling stockholders to be identified in a prospectus supplement to this prospectus. The selling stockholders (which term as used herein, includes their respective transferees, pledgees, distributees, donees, and successors) acquired or will acquire these shares from us pursuant to (a) an Agreement and Plan of Merger, dated October 12, 2021, by and among us, and LPSN Holdings Sub, Inc., VoiceBase, Inc. and Fortis Advisors LLC and (b) an Agreement and Plan of Merger, dated October 25, 2021, by and among us and LPSN TF Merger Sub, Inc., LiP Deca Holdings Corp., Callinize, Inc., and Fortis Advisors LLC (collectively, the “Merger Agreements”).

The selling stockholders may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. The selling stockholders will bear all underwriting fees, commissions, and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses, and fees in connection with the registration of the shares. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their shares of common stock.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “LPSN.” On November 12, 2021, the last reported sale price of our common stock was $48.30 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, in our subsequent periodic filings with the Securities and Exchange Commission incorporated by reference in this prospectus, in any related prospectus supplement or in any related free writing prospectuses that we have authorized for use in connection with a specific offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 16, 2021.

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus, any accompanying supplement to this prospectus and any related free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying supplement to this prospectus or any related free writing prospectus constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus is current only as of its date.

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. Under this shelf process, the selling stockholders identified in this prospectus, or any other selling stockholder identified in supplements to this prospectus, may offer or sell shares of our common stock, as described in this prospectus, in one or more offerings from time to time.
This prospectus provides you with a general description of the common stock that the selling stockholders may offer. Each time our common stock is offered using this prospectus, to the extent necessary, a supplement to this prospectus will be provided that will contain specific information about the terms of that offering, the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. We may also authorize one or more free writing prospectuses or prospectus supplements to be provided to you in connection with these offerings. Any related free writing prospectus or prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any accompanying prospectus supplement or any related free writing prospectus and any such documents incorporated by reference.
You should only rely on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of the shares of our common stock being offered.

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FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, but not limited to, those referred to in the section entitled “Risk Factors” and discussed in the documents incorporated by reference into this prospectus as well as those discussed elsewhere in this prospectus, any accompanying prospectus supplement or related free writing prospectus and the documents incorporated by reference herein and therein. The use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “projected,” “seeks,” “should” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by law, we do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation:
•major public health issues, and specifically the pandemic caused by the spread of COVID-19, and their effects on the U.S. and global markets;
•our ability to retain key personnel, attract new personnel and to manage staff attrition;
•strain on our personnel resources and infrastructure from supporting our existing and growing customer base;
•the ability to successfully integrate past or potential future acquisitions;
•our ability to secure additional financing to execute our business strategy;
•delays in our implementation cycles;
•payment-related risks;
•potential fluctuations in our quarterly revenue and operating results;
•limitations on the effectiveness of our controls;
•non-payment or late payment of amounts due to us from a significant number of customers; volatility in the capital markets;
•recognition of revenue from subscriptions;
•customer retention and engagement;
•the migration of existing customers to our new platform;
•our ability to attract new customers and new consumer users of our consumer services;
•our ability to develop and maintain successful relationships with social media and other third-party consumer messaging platforms and endpoints;
•the highly competitive markets in which we operate;
•general economic conditions;
•privacy concerns relating to the Internet that could result in new legislation or negative public perception;
•new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions;
•industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices;
•greater than anticipated income, non-income and transactional tax liabilities;
•failures or security breaches in our services, those of our third party providers, or in the websites of our customers;
•regulation or possible misappropriation of personal information belonging to our customers’ Internet users;

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•technology systems beyond our control and technology-related defects that could disrupt the LivePerson services;
•our dependence on the continued viability of the Internet;
•our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings;
•the presence of, and difficulty in correcting, errors, failures or “bugs” in our products;
•our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software;
•potential adverse impact due to foreign currency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services;
•risks related to our operations in Israel, and the civil and political unrest in that region;
•potential failure to meeting service level commitments to certain customers;
•legal liability and/or negative publicity for the services provided to consumers via our technology platforms;
•technological or other defects that could disrupt or negatively impact our services;
•our ability to maintain our reputation;
•our lengthy sales cycles;
•changes in accounting principles generally accepted in the United States;
•natural catastrophic events and interruption to our business by man-made problems;
•potential limitations on our ability to use net operating losses to offset future taxable income; and
•risks related to our common stock being traded on more than one securities exchange.
Please carefully review and consider the various disclosures made in this prospectus, any accompanying prospectus supplement or related free writing prospectus and the documents incorporated by reference herein and therein and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding our company, the common stock being registered hereby, and our financial statements and notes thereto incorporated by reference in this prospectus.

Overview

LivePerson, Inc. (“LivePerson”, the “Company”, “we” or “our”) makes life easier for people and brands everywhere through trusted Conversational AI. Conversational AI allows humans and machines to interact using natural language, including speech or text. During the past decade, consumers have made mobile devices the center of their digital lives, and they have made mobile messaging the center of communication with friends, family and peers. This trend has been significantly accelerated by the COVID-19 pandemic and can now be viewed as a permanent, structural shift in consumer behavior. Our technology enables consumers to connect with businesses through these same preferred conversational interfaces, including Facebook Messenger, SMS, WhatsApp, Apple Business Chat, Google Rich Business Messenger and Alexa. These messaging conversations harness human agents, bots and Artificial Intelligence (AI) to power convenient, personalized and content-rich journeys across the entire consumer lifecycle, from discovery and research, to sales, service and support, and increasingly marketing, social, and brick and mortar engagements. For example, consumers can look up product info like ratings, images and pricing, search for stores, see product inventory, schedule appointments, apply for credit, approve repairs, and make purchases or payments - all without ever leaving the messaging channel. These AI and human-assisted conversational experiences constitute the Conversational Space, within which LivePerson has strategically developed one of the industry’s largest ecosystems of messaging endpoints and use cases.

The Conversational Cloud, our enterprise-class cloud-based platform, enables businesses to become conversational by securely deploying AI-powered messaging at scale for brands with tens of millions of customers and many thousands of agents. The Conversational Cloud powers conversations across each of a brand’s primary digital channels, including mobile apps, mobile and desktop web browsers, short message service (SMS), social media and third-party consumer messaging platforms. Brands can also use the Conversational Cloud to message consumers when they dial a 1-800 number instead of forcing them to navigate interactive voice response systems (IVRs) and wait on hold. Similarly, the Conversational Cloud can ingest traditional emails and convert them into messaging conversations, or embed messaging conversations directly into web advertisements, rather than redirect consumers to static website landing pages. Agents can manage all conversations with consumers through a single console interface, regardless of where the conversations originated.

LivePerson’s robust, cloud-based suite of rich messaging, real-time chat, AI and automation offerings features consumer and agent facing bots, intelligent routing and capacity mapping, real-time intent detection and analysis, queue prioritization, customer sentiment, analytics and reporting, content delivery, Payment Card Industry (PCI) compliance, cobrowsing and a sophisticated proactive targeting engine. An extensible application programming interface (API) stack facilitates a lower cost of ownership by facilitating robust integration into back-end systems, as well as enabling developers to build their own programs and services on top of the platform. More than 40 APIs and software development kits are available on the Conversational Cloud.

For your reference:
•Conversational AI: Conversational AI allows humans and machines to interact using natural language, including speech or text.
•Conversational Space: In the Conversational Space, consumers message with brands on their own schedule, using natural language, to resolve their intents - all on their preferred messaging service. The core capabilities of the Conversational Space are voice and text-based interfaces, powered by AI and humans working together. Conversational Space is the simplest, most intuitive interface of all.
•Conversational Cloud: LivePerson’s enterprise-class, AI-powered Conversational Cloud platform empowers consumers to message their favorite brands, just as they do with friends and family.

LivePerson’s Conversational AI offerings put the power of bot development, training, management and analysis into the hands of the contact center and its agents, the teams most familiar with how to structure sales and service conversations to drive successful outcomes. The platform enables what we call “the tango” of humans, AI and bots, whereby human agents act as bot managers, overseeing AI-powered conversations and seamlessly stepping into the flow when a personal touch is needed. Agents become ultra-efficient, leveraging the AI engine to serve up relevant content, define next-best actions and take over repetitive transactional work, so that the agent can focus on relationship building. By seamlessly integrating messaging with our proprietary Conversational AI, as well as third-party bots, the Conversational Cloud offers brands a comprehensive approach to scaling automations across their millions of customer conversations.

Complementing our proprietary messaging and Conversational AI offerings are teams of technical, solutions and consulting professionals that have developed deep domain expertise in the implementation and optimization of conversational services across industries and messaging endpoints. We are a leading authority in the Conversational Space. LivePerson’s products, coupled with our domain knowledge, industry expertise and professional services, have been proven to maximize the effectiveness of the Conversational Space and deliver measurable return on investment. Certain of our customers have achieved the following advantages from our offerings:
•the ability for each agent to manage as many as 40 messaging conversations at a time, as compared to one at a time for a voice agent and two to four at a time for a good chat agent. Adding AI and bots provides even greater scale to the number of conversations managed;
•labor efficiency gains of at least two times that of voice agents, effectively cutting labor costs by at least 50%;
•improving the overall customer experience, thereby fueling customer satisfaction score increases of up to 20 percentage points, and enhancing retention and loyalty;
•more convenient, personalized and content-rich conversations that increase sales conversion by up to 20%, increase average order value and reduce abandonment;
•more satisfied contact center agents, thereby reducing agent churn by up to 50%;
•a valued connection with consumers via mobile devices, either through native applications, websites, text messages, or third-party messaging platforms;
•leverage of spending that drives visitor traffic by increasing visitor conversions;
•refinement and improvement of performance by understanding which initiatives deliver the highest rate of return; and
•increased lead generation through a single platform that engages consumers through advertisements and listings on branded and third-party websites.

As a “cloud computing” or software-as-a-service (SaaS) provider, LivePerson provides solutions on a hosted basis. This model offers significant benefits over premise-based software, including lower up-front costs, faster implementation, lower total cost of ownership, scalability, cost predictability, and simplified upgrades. Organizations that adopt a fully-hosted, multi-tenant architecture that is maintained by LivePerson eliminate the majority of the time, server infrastructure costs, and IT resources required to implement, maintain, and support traditional on-premise software.

To further enhance our platform, in September 2020 we signed a partnership with Infosys, a leader in next-generation digital services and consulting. We are working with Infosys to transform our technology infrastructure on the public cloud, to build integrated solutions and a global practice around our Conversational Cloud to sell into their channels and global enterprise customer base, and to redefine how the world’s top brands communicate.

More than 18,000 businesses, including HSBC, Orange, The Home Depot, and GM Financial use our conversational solutions to orchestrate humans and AI, at scale, and create a convenient, deeply personal relationship with their customers.

LivePerson was incorporated in the State of Delaware in November 1995 and the LivePerson service was introduced in November 1998. In April 2000, the company completed an initial public offering and is currently traded on the NASDAQ Global Select Market and the Tel Aviv Stock Exchange. LivePerson is headquartered in

New York City. In light of the COVID-19 pandemic and the company’s strong performance working remotely, LivePerson has adopted an “employee-centric” workforce model that does not rely on traditional offices.

LivePerson’s shares of common stock are traded on the NASDAQ Global Select Market under the ticker symbol “LPSN.” The address of LivePerson’s principal executive offices is 475 Tenth Avenue, 5th Floor New York, NY 10018. LivePerson’s telephone number is (212) 609-4200.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” beginning on page 15 of our Annual Report on Form 10-K for the period ended December 31, 2020, which is incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus, any prospectus supplement hereto or any free writing prospectus before making a decision to invest in our securities.

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being sold by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the common stock by the selling stockholders. We will be responsible for the out-of-pocket costs, expenses and fees incurred in connection with the registration of the shares to be sold by the selling stockholders, including registration, listing fees, printers and accounting fees, and fees and disbursements of counsel (collectively, the “Registration Expenses”). Other than Registration Expenses, the selling stockholders will be responsible for underwriting discounts, commissions, placement agent fees, or other similar expenses payable with respect to sales of shares.

DESCRIPTION OF THE SECURITIES

Our common stock, par value $0.001 per share, is registered under Section 12 of the Securities Exchange Act of 1934, as amended, and listed on the NASDAQ Global Select Market under the symbol “LPSN”.

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

As of November 16, 2021, there were 74,624,033 shares of our common stock outstanding held of record by 223 stockholders, without giving effect to the conversion, if any, of our Convertible Senior Notes due 2024 and our Convertible Senior Notes due 2026.

Voting Rights. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Dividend Rights. Holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock.

Right to Receive Liquidation Distributions. Upon our liquidation, dissolution or winding up, our common stockholders are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Assessability. The outstanding shares of our common stock are fully paid and nonassessable.

Other Rights. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

There are no shares of preferred stock outstanding. Our board of directors is authorized, without further stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designation of series. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock. Such issuance could also have the effect of delaying, deferring or preventing a change in control of our company.

Options

As of September 30, 2021, we had approximately 7.3 million shares of our common stock reserved for issuance, upon exercise of stock options, under our 2000 Stock Incentive Plan, 2018 Inducement Plan and 2019 Stock Incentive Plan. As of September 30, 2021, there were outstanding options to purchase a total of approximately 4.3 million shares of common stock, of which options to purchase approximately 2.4 million are currently exercisable.

Limitations on Liability

Our amended and restated certificate of incorporation, as amended, limits or eliminates the liability of our directors to us or our stockholders for monetary damage to the fullest extent permitted by the Delaware General Corporation Law. As permitted by the Delaware General Corporation Law, our amended and restated certificate of incorporation, as amended, provides that our directors shall not be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:
•for any breach of such person’s duty of loyalty to us or our stockholders;
•for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;
•for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Section 174 of the Delaware General Corporation Law; and
•for any transaction resulting in receipt by such person of an improper personal benefit.

Our amended and restated certificate of incorporation, as amended, also contains provisions indemnifying our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We currently have directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

We have also entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation, as amended. We believe that these agreements are necessary to attract and retain qualified directors and executive officers.

Anti-Takeover

Effects of Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to some exceptions, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or
•on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of a least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Except as otherwise specified in Section 203 of the Delaware General Corporation Law, an interested stockholder is defined to include (x) any person that owns (or, within the prior three years, did own) 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination and (y) the affiliates and associates of any such person. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

In addition, various provisions of our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, which provisions are summarized in the following paragraphs, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Staggered Board. Our amended and restated certificate of incorporation, as amended, provides for division of our board into three classes, with each class as nearly equal in number as possible. Each class must serve a three-year term. The terms of each class are staggered so that each term ends in a different year in the three-year period.

Board of Director Vacancies. Our amended and restated certificate of incorporation, as amended, authorizes our board of directors to fill vacant directorships or increase the size of the board of directors. This may deter a stockholder from removing incumbent directors and simultaneously gaining control of our board of directors by filling the vacancies created by this removal with its own nominees.

Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation, as amended, provides that stockholders may not take action by written consent, but only at duly called annual or special meetings of stockholders. Our amended and restated bylaws further provide that special meetings of our stockholders may be called only by the chairman of the board of directors, our president or at the request of two-thirds of the board of directors.

Advance Notice Requirements for Stockholder Proposals and Directors’ Nominations. Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide us timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting provided with respect to the previous year’s annual meeting of stockholders; provided, however, that if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days earlier than or 70 calendar days after this anniversary, notice by the stockholder, to be timely, must be so received not more than 120 days prior to the annual meeting of stockholders nor later than the later of:
•90 days prior to the annual meeting of stockholders; and
•the close of business on the 10th day following the date on which notice of the date of the meeting is made public.

Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized But Unissued Shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to various limitations imposed by the NASDAQ Global Select Market. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy context, tender offer, merger or otherwise.

Our amended and restated certificate of incorporation, as amended, requires the affirmative vote of not less than 66.67% of the outstanding shares of our capital stock entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of our stockholders called for that purpose, to repeal, alter, amend or rescind the provisions in our amended and restated certificate of incorporation, as amended, relating to:
•directors;

•stockholder meetings;
•limitations on director liability;
•indemnification;
•amendment of our bylaws; or
•business combinations.

Our amended and restated certificate of incorporation, as amended, requires the affirmative vote as specified in the Delaware General Corporation Law to amend any other provision of our amended and restated certificate of incorporation, as amended.

To repeal, alter, amend or rescind our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws require the affirmative vote of not less than 66.67% of the outstanding shares of our capital stock entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of our stockholders called for that purpose, or the affirmative vote of at least 66.67% of our board of directors. This provision may have the effect of making it difficult for a third party to acquire us.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time up to 2,414,804 shares of our common stock for their own account, including 51,122 shares that are subject to escrow pursuant to the Merger Agreements (the “Escrow Shares”). Included in the number of shares to be offered pursuant to this prospectus are shares held by certain selling stockholders to be named in a prospectus supplement to this prospectus. We are registering the offer and sale of the shares beneficially owned by the selling stockholders to satisfy certain registration obligations in connection with (i) our acquisition of Voicebase, Inc. (“VoiceBase”) and (ii) our acquisition of Callinize, Inc. (“Callinize”). Pursuant to the Merger Agreements, we have agreed to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date as of which each selling stockholder may sell the shares of common stock listed below pursuant to Rule 144 promulgated under the Securities Act without restriction and (ii) the date on which all such shares of common stock are sold.

The total number of shares of our common stock included in this prospectus also includes up to 576,470 shares that may be issuable to certain selling stockholders pursuant to the terms of the Merger Agreements contingent upon the achievement of certain milestones specified in the Merger Agreements (the “Earnout Shares”). The actual number of Earnout Shares issued to the selling stockholders as earnout payments, if any, could be more or less than 576,470 shares of common stock depending on (a) whether and to what extent the applicable future milestones are achieved and (b) with respect to the Voicebase selling stockholders, the volume-weighted average closing price of our common stock on the trading day immediately preceding the date upon the which achievement of the milestone is measured. This presentation is not intended to constitute an indication or prediction of whether any of the future milestones will be achieved or the future market price of our common stock.

The following table sets forth (i) the name of each selling stockholder, (ii) the number of shares beneficially owned by each of the respective selling stockholders, including the shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights, (iii) the number of shares that may be offered under this prospectus, and (iv) the number of shares of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. Certain of the selling stockholders are subject to Stock Restriction Agreements, which limit their disposition of shares of our common stock to a specified percentage of their total holdings over varying time periods.

The information set forth in the table below is based upon information obtained from the selling stockholders. Beneficial ownership of the selling stockholders is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 74,624,033 shares of common stock outstanding as of November 16, 2021.

		Shares Beneficially Owned Prior to the Offering				Number of Shares Being Registered for Resale		Shares Beneficially Owned After the Offering
Name of Selling Stockholder		Shares		Percentage				Shares	Percentage
Andreessen Horowitz Fund IV, L.P. as nominee(1)	226,517	226,517	*	*	268,235	268,235	—	—	—
Next Coast Ventures I, LP(2)		171,627		*		228,640	—	—	—
Callinize Partners, Ltd.(3)		84,655		*		113,468	—	—	—
Berg & Berg Enterprises, LLC(4)		284,474		*		375,746	—	—	—
Sweetwater Secondaries Fund II L.P.(5)		321,220		*		355,473	—	—	—
Guggenheim Life and Annuity Company(6)		92,140	*	*		107,804	—	—	—
Other selling stockholders		569,364		*		857,908	—	—	—

* Represents less than 1% of the total aggregate amount of shares of our common stock.

(1)	The address of the stockholder is 2865 Sand Hill Road, Suite 101 Menlo Park, CA 94025. Marc Andreessen and Ben Horowitz may be deemed to share voting and dispositive power over the securities held by the stockholder.
(2)	Consists of 164,104 shares of common stock held by Next Coast Ventures I, L.P. (“NCV I”) and 7,613 shares of common stock held by NCV Entrepreneurs Fund I, L.P. (“NCV EF I”). NCV GP I, L.P. is the general partner of each of NCV I and NCV EF I, and NCV Upper-Tier GP I, LLC is the general partner of NCV GP I, L.P. Michael Smerklo and C. Thomas Ball are the managing members of NCV Upper-Tier GP I, LLC, and as such, may be deemed to share voting and dispositive power with respect to the shares held by NCV I and NCV EF I. Each of Messrs. Smerklo and Ball disclaim beneficial ownership of the shares held by NCV I and NCV EF I except to the extent of any pecuniary interest therein. The principal business address of each of the entities and individuals identified herein is 1204 Nueces St., Austin, TX 78701.

(3)	The address of the stockholder is 112 E. Pecan Street, Ste 175, San Antonio, TX 78205. Patrick Condon may be deemed to have voting and dispositive power over the securities held by the stockholder.
(4)	The address of the stockholder is 10050 Bandley Drive, Cupertino, CA 95014. Carl E. Berg may be deemed to have voting and dispositive power over the securities held by the stockholder.
(5)	The address of the stockholder is 662 Encinitas Blvd. Suite 230, Encinitas, CA 92024. James Gamett, Gregg Parise and Brent Granada, as members of the general partner of the stockholder, may be deemed to share voting and dispositive power of the securities held by the stockholder.
(6)	The address of the selling stockholder is 401 Pennsylvania Parkway, Suite 300, Indianapolis, IN 46280.

PLAN OF DISTRIBUTION

We are registering the shares of common stock covered by this prospectus to permit the selling stockholders to conduct secondary trades of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. The selling stockholders or pledgees, donees or transferees of, or other successors in interest to, the selling stockholders may sell all or a portion of shares of common stock beneficially owned by them and offered hereby from time to time either directly, or through underwriters, broker-dealers or agents, who may act solely as agents or who may acquire our shares of common stock as principals or as both, and who may receive compensation in the form of discounts, commissions or concessions from the selling stockholders or from the purchasers of our shares of common stock for whom they may act as agent (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

Unless otherwise permitted by law, if our shares are to be sold pursuant to this prospectus by pledgees, donees or transferees of, or other successors in interest to, the selling stockholders, then we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include such pledgee, donee, transferee or other successors in interest as selling stockholders under this prospectus.

Determination of Offering Price by Selling Stockholders

The selling stockholders may offer the shares of common stock pursuant to this prospectus from time to time at fixed prices, which may be changed, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The prices will be determined by the market, by the selling stockholders or by agreement between the selling stockholders and underwriters or dealers.

Our shares of common stock are listed on the NASDAQ Global Select Market under the symbol “LPSN.” The public price at which our shares of common stock trade in the future might be below the prevailing market price at the time the registration statement of which this prospectus is a part is declared effective. In determining the prices at which the selling stockholders may offer their shares of common stock from time to time pursuant to this prospectus, we expect selling stockholders to consider a number of factors in addition to prevailing market conditions, including:
•the information set forth in this prospectus and otherwise available to selling stockholders;
•the history of and prospects for our industry;
•an assessment of our management;
•our present operations;
•the trend of our revenues and earnings;
•our earnings prospects;
•the price of similar securities of generally comparable companies; and
•other factors deemed relevant.

The aggregate proceeds to the selling stockholders from the sale of the shares of common stock offered by them hereby will be the purchase price of such shares less discounts and commissions, if any, paid by the selling stockholders.

Methods of Distribution

The sales described in the preceding paragraphs may be effected in transactions:
•on any national securities exchange or quotation service on which our shares of common stock is listed or quoted at the time of sale;
•in the over-the-counter market;
•in transactions (which may include underwritten transactions) otherwise than on such exchanges or services or in the over-the-counter market;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•involving one or more distributions by a selling stockholder to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);
•through the writing of options whether the options are listed on an option exchange or otherwise;
•through the settlement of short sales (except that no selling stockholder may satisfy its obligations in connection with short sales or hedging transactions entered into before the effective date of the registration statement of which this prospectus is a part by delivering securities registered under this registration statement); or
•a combination of any such methods or any other method permitted by applicable law.

In connection with sales of the shares of common stock, selling stockholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the shares of common stock in the course of hedging their positions. The selling stockholders may also sell the shares of common stock short and deliver the shares of common stock to close out short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell the shares of common stock.

The selling stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares of common stock which may be resold thereafter pursuant to this prospectus if the shares of common stock are delivered by the selling stockholders. However, if the shares of common stock are to be delivered by the selling stockholders’ successors in interest, we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include the successors in interest as selling stockholders under this prospectus.

Selling stockholders might not sell any, or all, of the shares of common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer any, or all, of the shares of common stock by other means not described in this prospectus.

The selling stockholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the shares of common stock, and, if the selling stockholders default in the performance of their secured obligation, the pledgees or secured parties may offer and sell such pledged shares from time to time under this prospectus; however, in the event of a pledge or the default on the performance of a secured obligation by the selling stockholders, in order for the shares of common stock to be sold under this registration statement, unless permitted by law, we must file an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include the pledgee, transferee, secured party or other successors in interest as selling stockholders under this prospectus.

In addition, any shares of common stock registered and offered pursuant to this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

In order to comply with the securities laws of some states, our shares of common stock may be sold in such states only through registered or licensed brokers or dealers.

The selling stockholders and any other person participating in such distribution will be subject to the applicable provisions of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any shares of common stock by the selling stockholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our shares of common stock to engage in market-making activities with respect to the particular shares being distributed. All of the above may affect the marketability of our shares of common stock and the ability of any person or entity to engage in market-making activities with respect to our shares of common stock.

Underwriting Discounts and Commissions and Expenses

Brokers, dealers, underwriters or agents participating in the distribution of the shares of common stock pursuant to this prospectus as agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares of common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

The selling stockholders and any brokers, dealers, agents or underwriters that participate with the selling stockholders in the distribution of the shares of common stock pursuant to this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions. Neither we nor any selling stockholder can presently estimate the amount of such compensation. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Selling stockholders who are registered broker-dealers or affiliates of registered-broker dealers may be deemed underwriters under the Securities Act.

We will pay for the registration expenses (including all registration and filing fees) of registering the shares of common stock covered by this prospectus. We will not cover brokerage and sales commission fees, disbursements of any counsel, accountants and other advisors of any selling stockholder, or any transfer taxes relating to the sale or disposition of the shares of common stock.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus has been passed upon for LivePerson by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference in this prospectus from the date we file the document containing such information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated.

The documents we incorporate by reference into this prospectus are:

1.Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 8, 2021.
2.The portions of our definitive Proxy Statement, filed with the SEC on April 26, 2021, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020.
3.Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 (filed with the SEC on May 7, 2021), June 30, 2021 (filed with the SEC on August 4, 2021) and September 30, 2021 (filed with the SEC on November 3, 2021).
4.The description of our common stock contained in Exhibit 4.5 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including any amendment or report updating such description.
5.Our Current Reports on Form 8-K filed with the SEC on February 25, 2021, April 27, 2021, May 27, 2021, September 24, 2021, and November 16, 2021.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about LivePerson and our common stock.

Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

Investor Relations
475 Tenth Avenue, 5th Floor

New York, NY 10018
(212) 609-4200

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet from the SEC’s website at www.sec.gov, or our website at www.liveperson.com. The contents of our website are not incorporated by reference in or otherwise a part of this prospectus.

Common Stock

PROSPECTUS

November 16, 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant will pay all reasonable expenses incident to the registration of the shares other than any commissions and discounts of underwriters, dealers or agents. Such expenses are set forth in the following table. None of the below expenses shall be paid by the Selling Stockholders. All of the amounts shown are estimates except the SEC registration fee.

Amount to be Paid
SEC registration fee	$10,828
Legal fees and expenses	32,000
Accounting fees and expenses	25,000
Total	$67,828
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our amended and restated certificate of incorporation provides that the liability of a director of LivePerson shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. Under the Delaware General Corporation Law, our directors have a fiduciary duty to LivePerson which is not eliminated by this provision of the amended and restated certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. LivePerson has included such a provision in its Certificate of Incorporation.

Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

We have entered into indemnification agreements with each of our current directors and executive officers, in addition to the indemnification provided for in LivePerson’s amended and restated certificate of incorporation. LivePerson believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. In addition, LivePerson has obtained liability insurance for its directors and officers.

The underwriting, distribution or similar agreements filed or to be filed as exhibits to this registration statement may contain provisions regarding indemnification of LivePerson’s directors and officers against certain liabilities under the Securities Act of 1933 and regarding contribution with respect to payments that the underwriters or agents or their controlling persons may be required to make in respect of those liabilities.

ITEM 16.	EXHIBITS
The following exhibits are included herein or incorporated herein by reference:

		Incorporated by reference herein
Exhibit Number	Description	Form	Date	Exhibit Number
4.1 *	Fourth Amended and Restated Certificate of Incorporation of LivePerson Group, Inc., dated as of March 30, 2001	10-K	10/03/2001	3.1

4.2 *	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation effective as of November 12, 2019	S-8	11/13/2019	4.2

4.2 *	Second Amended and Restated By-Laws of LivePerson, Inc.	10-K	10/03/2001	3.2

5.1 **	Opinion Fried, Frank, Harris, Shriver & Jacobson LLP

23.1 **	Consent of BDO USA LLP, Independent Registered Public Accounting Firm

23.2 **	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1 to this Registration Statement)

24.1 **	Power of Attorney (contained in the signature page to this Registration Statement)

*	Incorporated by reference herein.

**	Filed herewith.

ITEM 17. UNDERTAKINGS

(a)The undersigned registrant hereby undertakes:

(1)     to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, That: paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B:
(A)     Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(ii)     If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant hereby undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)     Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;
(iii)     The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and
(iv)     Any other communication that is an offer in the offering made by such registrant to the purchaser.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on November 16, 2021.

LivePerson, Inc.

By:	/s/ Robert P. LoCasio
Robert P. LoCascio Chief Executive Officer and Chairman of the Board
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints John Collins and Monica L. Greenberg as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert P. LoCascio	Chief Executive Officer and Chairman of the Board	November 16, 2021
Robert P. LoCascio	(Principal Executive Officer)

/s/ John Collins	Chief Financial Officer	November 16, 2021
John Collins	(Principal Financial Officer)

/s/ Norm Osumi	Chief Accounting Officer	November 16, 2021
Norm Osumi

/s/ Peter Block	Director	November 16, 2021
Peter Block

/s/ Ernest Cu	Director	November 16, 2021
Ernest Cu

/s/ Kevin C. Lavan	Director	November 16, 2021
Kevin C. Lavan

/s/ Jill Layfield	Director	November 16, 2021
Jill Layfield

/s/ Fred Mossler	Director	November 16, 2021
Fred Mossler

/s/ William G. Wesemann	Director	November 16, 2021
William G. Wesemann